Exhibit 99.1

WEX Inc. Receives U.S. FTC Clearance for Electronic Funds Source LLC Acquisition

SOUTH PORTLAND, Maine--(BUSINESS WIRE)--June 17, 2016--WEX Inc. (NYSE:WEX), a leading provider of corporate payment solutions, today announced that the U.S. Federal Trade Commission (“FTC”) has unconditionally cleared the Company’s previously announced acquisition of Electronic Funds Source LLC (“EFS”).

The transaction is expected to close at the beginning of the third fiscal quarter, subject to the satisfaction of customary closing conditions. WEX intends to finance the $1.1 billion cash portion of the deal consideration through a combination of a new revolving credit facility, Term Loan A facility and Term Loan B facility.

Based on the current expectations for closing and financing rates, WEX expects the transaction will be accretive to adjusted net income over the next 12 months. However, given the timing of the close, the Company does not expect the transaction will have a material impact on previously issued guidance for the remainder of 2016. The Company plans to provide additional details on deal synergies following the close of the transaction when WEX reports its second quarter 2016 results.

About WEX Inc.

WEX Inc. (NYSE: WEX) is a leading provider of corporate payment solutions. From its roots in fleet card payments beginning in 1983, WEX has expanded the scope of its business into a multi-channel provider of corporate payment solutions representing more than 9 million vehicles and offering exceptional payment security and control across a wide spectrum of business sectors. WEX serves a global set of customers and partners through its operations around the world, with offices in the United States, Australia, New Zealand, Brazil, the United Kingdom, Italy, France, Germany, Norway, and Singapore. WEX and its subsidiaries employ more than 2,000 associates. The Company has been publicly traded since 2005, and is listed on the New York Stock Exchange under the ticker symbol “WEX.” For more information, visit www.wexinc.com and follow WEX on Twitter at @WEXIncNews.

Forward-Looking Statements

This news release contains forward-looking statements, including statements regarding: the proposed acquisition, the expected timetable for completing the acquisition, statements about updates relating to future financial and operating results, the impact of the transaction on the Company’s adjusted net income, benefits and synergies of the acquisition and any other statements about the Company or Electronic Funds Source LLC managements’ future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this report, the words “may,” “could,” “anticipate,” “plan,” “continue,” “project,” “intend,” “estimate,” “believe,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the ability to consummate the acquisition; the risk that the financing required to fund the acquisition is not obtained; the risk that the other conditions to the closing of the acquisition are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the acquisition; uncertainties as to the timing of the acquisition; competitive responses to the proposed acquisition; uncertainty of the expected financial performance of the combined operations following completion of the proposed acquisition; the ability to successfully integrate the Company’s and the Electronic Funds Source LLC’s operations and employees; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the acquisition; as well as other risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2015, filed on Form 10-K with the Securities and Exchange Commission on February 26, 2016. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases, other than the acquisition. The forward-looking statements speak only as of the date of this announcement and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

CONTACT:
WEX Inc.
News media:
Jessica Roy, 207-523-6763
Jessica.Roy@wexinc.com
or
Investor relations:
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com